EXHIBIT (5)(a)(2)


               EQUIFUND--WRIGHT NATIONAL FIDUCIARY EQUITY FUNDS

         Wright EquiFund--Australasia National Fiduciary Equity Fund
                 Wright EquiFund--Global Fiduciary Equity Fund
              Wright EquiFund--International Fiduciary Equity Fund
            Wright EquiFund--Ireland National Fiduciary Equity Fund
             Wright EquiFund--Mexico National Fiduciary Equity Fund
         Wright EquiFund--United States National Fiduciary Equity Fund

                         INVESTMENT ADVISORY AGREEMENT


        CONTRACT made this 1st day of April, 1994, between EQUIFUND--WRIGHT NATIONAL FIDUCIARY EQUITY FUNDS, a Massachusetts business trust (the "Trust"), on behalf of WRIGHT EQUIFUND--AUSTRALASIA NATIONAL FIDUCIARY EQUITY FUND, WRIGHT EQUIFUND--GLOBAL FIDUCIARY EQUITY FUND, WRIGHT EQUIFUND--INTERNATIONAL FIDUCIARY EQUITY FUND, WRIGHT EQUIFUND--IRELAND NATIONAL FIDUCIARY EQUITY FUND, WRIGHT EQUIFUND--MEXICO NATIONAL FIDUCIARY EQUITY FUND and WRIGHT EQUIFUND --UNITED STATES NATIONAL FIDUCIARY EQUITY FUND and any other series of the Trust which the Adviser (as defined below) and the Trust shall agree from time to time to be subject to this Agreement (collectively, the "Funds"), and The Winthrop Corporation, a Connecticut corporation doing business as WRIGHT
INVESTORS'    SERVICE   (the "Adviser"):


        1. Duties of the Adviser. The Trust, on behalf of each Fund, hereby employs the Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Fund and, except as otherwise provided in an administration agreement, to administer their affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Contract.

        The Adviser hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of the Adviser's organization in the choice of investments and in the purchase and sale of securities for each Fund and to furnish for the use of the Trust office space and all necessary office facilities, equipment and personnel for servicing the investments of the Funds and for administering the Trust's affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser's organization and all personnel of the Adviser performing services relating to research and investment activities. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

        The Adviser shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Funds. As investment adviser to the Funds, the Adviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion
of each Fund's assets  shall  be  held   uninvested,   subject  always  to  the
applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940, all as from time to time amended. The Adviser is authorized, in its discretion and without prior consultation with the Trust, but subject to each Fund's investment objective, policies and restrictions, to buy, sell, lend and otherwise trade in any stocks, bonds, options and other securities and investment instruments on behalf of the Funds, to purchase, write or sell options on securities, futures contracts or indices on behalf of the



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Funds,  to enter  into  commodities  contracts  on behalf of the Funds,including contracts for the future delivery of securities or currency and futures contracts on securities or other indices, and to execute any and all agreements and instruments and to do any and all things incidental thereto in connection with the management of the Funds. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of the Funds, all actions which it deems necessary or desirable to implement the investment policies of the Trust and of each Fund.

        The Adviser shall place all orders for the purchase or sale of portfolio securities for the account of a Fund with brokers or dealers selected by the Adviser, and to that end the Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of a Fund or the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser shall use its best efforts to seek to execute portfolio security transactions at prices which are advantageous to the Fund and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction,
brokers or dealers may be  selected  who   also provide  brokerage  and research
services and products (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser and the Adviser is expressly
authorized  to cause   the Funds to pay any broker or dealer who provides  such
brokerage and research service and products a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, the Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of the Fund or the Trust or of other investment companies sponsored by the Adviser.

        2.Compensation of the Adviser. For the services, payments and facilities to be furnished hereunder by the Adviser, the Trust on behalf of each Fund shall pay to the Adviser on the last day of each month a fee equal to the percentage of the average daily net assets of each Fund of the Trust throughout the month, computed in accordance with the Trust's Declaration of Trust and any applicable votes of the Trustees of the Trust, as shown in the following table:

                           ANNUAL ADVISORY FEE RATES
                           -------------------------
                    Under         $500 Million
                    $500              to                Over
                   Million         $1 Billion        $1 Billion
                  ---------       -------------      -----------
                    0.75%             0.73%             0.68%

        In case of initiation or termination of the Contract during any month with respect to any Fund, each Fund's fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Contract is in effect and the fee shall be computed upon the average net assets for the business days the Contract is so in effect for that month.



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        The Adviser may, from time to time,  waive all or a  part of the  above compensation.

        3. Allocation of Charges and Expenses. It is understood that the Trust will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without implied limitation (i) expenses of maintaining the Trust and continuing its existence, (ii) registration of the Trust under the Investment Company Act of 1940, (iii) commissions, fees and other expenses connected with the purchase or sale of securities, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale, repurchase and redemption of shares, (viii) expenses of registering and qualifying the Trust and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registration of the Trust and of the Trust's principal underwriter, if any, as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds and securities, keeping of books and accounts and determination of net asset value), (xiv) fees, expenses and disbursements of transfer agents and registrars for all services to the Trust, (xv) expenses for servicing shareholder accounts, (xvi) any direct charges to shareholders approved by the Trustees of the Trust, (xviii) all payments to be made and expenses to be assumed by the Trust pursuant to any
one or more  distribution   plans adopted  by the  Trust pursuant to Rule 12b-1
under the Investment Company Act of 1940, (xix) the administration fee payable to the Trust's administrator and (xx) such nonrecurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

        4. Other  Interests.   It is understood  that  Trustees,  officers  and
shareholders of the Trust are or may be or become interested in the Adviser as directors, officers, employees, stockholders or otherwise and that directors, officers employees and stockholders of the Adviser are or may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as a shareholder or otherwise. It is also understood that directors, officers, employees and stockholders of the Adviser are or may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Adviser may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Wright" or "Wright Investors" or any combination thereof as part of their names, and that the Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

        5. Limitation of Liability of the Adviser. The services of the Adviser to the Trust are not to be deemed to be exclusive, the Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the purchase, holding or sale of any security.

        6. Sub-Investment Advisers. The Adviser may employ one or more sub-investment advisers from time to time to perform such of the acts and services of the Adviser, including the selection of brokers or dealers to execute the Trust's portfolio security transactions, and upon such terms and
conditions as may be agreed upon between the Adviser  and  such   sub-investment
adviser and  approved by the Trustees of the Trust.

        7. Duration and Termination of this Contract. This Contract shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect as to each Fund to and including February 28, 1996 and shall continue in full force and effect as to each Fund indefinitely thereafter, but only so long as such continuance after February 28, 1996 is specifically approved at least annually (i) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of that Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or (other than as a Trustee) the Trust cast in person at a meeting called for the purpose of voting on such approval.

        Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Contract as to any Fund, without the payment of any penalty, by action of its Board of Directors or Trustees, as the case may be, and the Trust may, at any time upon such written notice to the Adviser, terminate this Contract as to any Fund by vote of a majority of the outstanding voting securities of that Fund. This Contract shall terminate automatically in the event of its assignment.

        8. Amendments of the Contract. This Contract may be amended as to any Fund by a writing signed by both parties hereto, provided that no amendment to this Contract shall be effective as to that Fund until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of that Fund.

        9. Limitation of Liability. The Adviser expressly acknowledges the provision in the Declaration of Trust of the Trust (Article XIV, Section 2) limiting the personal liability of shareholders of the Trust, and the Adviser hereby agrees that it shall have recourse only to the Trust for payment of claims or obligations as between the Trust and Adviser arising out of this Contract and shall not seek satisfaction from the shareholders or any shareholder of the Trust. No series of the Trust shall be liable for the obligations of any other series of the Trust.

        10. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission
by any rule, regulation   or  order.  The  term  "vote  of a  majority  of the
outstanding voting securities of that Fund" shall mean the vote of the lesser of (a) 67 per centum or more of the shares of the particular Fund present or
represented  by proxy at the   meeting of holders of more than 50 per centum of
the outstanding shares of the particular Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the particular fund.

        11. Use of the Name "Wright." The Adviser hereby consents to the use by the Trust of the name "Wright" as part of the Trust's name and the name of each Fund; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser of the Trust. The name "Wright" or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to the use of the name "Wright". The Adviser shall have the right to require the Trust to cease using the name "Wright" as part of the Trust's name and the name of each Fund if the Trust ceases, for any reasons, to employ the Adviser or one of its affiliates as the Trust's investment adviser. Future names adopted by the Trust for itself and its Funds, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.


EQUIFUND--WRIGHT NATIONAL                        THE WINTHROP CORPORATION
 FIDUCIARY EQUITY FUNDS                          D/B/A/ WRIGHT INVESTORS'
 on behalf of                                     SERVICE
WRIGHT EQUIFUND--AUSTRALASIA
 NATIONAL FIDUCIARY EQUITY FUND
WRIGHT EQUIFUND--GLOBAL
 FIDUCIARY EQUITY FUND
WRIGHT EQUIFUND--INTERNATIONAL
 FIDUCIARY EQUITY FUND
WRIGHT EQUIFUND--IRELAND NATIONAL
 FIDUCIARY EQUITY FUND
WRIGHT EQUIFUND--MEXICO NATIONAL
 FIDUCIARY EQUITY FUND
WRIGHT EQUIFUND--UNITED STATES
 NATIONAL FIDUCIARY EQUITY FUND


By:/s/ Peter M. Donovan                         By:/s/ Judith Corchard
-----------------------                         ----------------------
       President                                       Executive Vice President